SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  December 27, 2007

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On December 27, 2007, Jack A. Sweeney, First Regional’s Chairman and Chief Executive Officer, announced that, effective January 2, 2008, he would serve as First Regional’s Chairman only, thereby relinquishing his role as Chief Executive Officer to First Regional’s President, H. Anthony Gartshore.  As a result, effective January 2, 2008, Mr. Sweeney will serve as Chairman of both First Regional Bancorp and its subsidiary, First Regional Bank, and Mr. Gartshore will serve as President and Chief Executive Officer of both First Regional Bancorp and First Regional Bank.

Also on December 27, 2007, First Regional announced that it has recorded a one-time, pre-tax expense of approximately $1,132,000 in connection with pending and settled antitrust litigation against Visa U.S.A. Inc. (“Visa U.S.A.”), of which First Regional is a member bank.  Approximately $861,000 of such amount relates to litigation brought by American Express against Visa U.S.A., which Visa Inc. (“Visa”) announced was settled as of November 9, 2007.  Approximately $271,000 of such amount relates to litigation brought by Discover Financial Services against Visa U.S.A.  While the Discover litigation is still pending, Visa has announced the creation of an accounting reserve after Visa’s determination that the resolution of such lawsuit is both probable and estimable. Visa has described the aforementioned litigation, as well as the settlement with American Express, in filings with the Securities and Exchange Commission.

First Regional and other Visa U.S.A. member banks are obligated to share in potential losses resulting from this and certain other litigation.  In light of Visa’s disclosures regarding the aforementioned litigation, as well as accounting guidance that the Securities and Exchange Commission (the “SEC”) has issued under generally accepted accounting principles, First Regional will record the approximately $1,132,000 liability and corresponding one-time, pre-tax expense in the fourth quarter of 2007.  Such charge is expected to have the effect of reducing First Regional’s diluted earnings per share by approximately $0.095 per share on a pre-tax basis, or $0.055 per share on an after-tax basis.

Previously, Visa announced that it completed restructuring transactions in preparation for an initial public offering planned for early 2008, and, as part of those transactions, First Regional’s membership interest in Visa U.S.A. Inc. was exchanged for an equity interest in Visa Inc.  As disclosed in filings made by Visa with the SEC, Visa intends that payments related to the above litigation matters will be funded from an escrow account to be established with a portion of the proceeds from its planned initial public offering.  First Regional anticipates that its proportional share of the proceeds of the planned initial public offering by Visa will more than offset any liabilities related to the Visa litigation.  As a result, First Regional expects that, if and when Visa’s planned initial public offering is effected, First Regional would no longer share any liability in connection with such litigation and settlement and, as a result, would realize a recovery of the $1,132,000 expense that it is recording in the fourth quarter of 2007.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

Statements made herein are made as of the date hereof only.  The Company shall have no obligation to update information and forward-looking statements presented herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2007

FIRST REGIONAL BANCORP

By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary